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Exhibit 99.1


I, Wayne J. Conner, Chief Financial Officer of Elgin National Industries, Inc., certify that:

       1. This quarterly report on Form 10-Q of Elgin National Industries, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2. The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Elgin National Industries, Inc.



       Date: May 15, 2003                          /s/ Wayne J. Conner
                                                   -------------------
                                                   Wayne J. Conner
                                                   Chief Financial Officer